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                                                                   Exhibit 10.19

                          [FORM OF WARRANT CERTIFICATE]




VOID AFTER 5:00 P.M.
EASTERN TIME ON OCTOBER 28, 2009



[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, NEW YORK, NEW YORK) SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE WARRANT AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)]

NEITHER THE WARRANT REPRESENTED HEREBY OR THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS WARRANT OR THE WARRANT SHARES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS WARRANT OR THE

--------
(1) This paragraph is to be included only if the Warrant is in global form.
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WARRANT SHARES WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS
WARRANT OR THE WARRANT SHARES EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY OR THE SELLER A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS WARRANT OR THE WARRANT SHARES, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS WARRANT, THE WARRANT SHARES OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

THE WARRANT SHARES ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INVESTOR AGREEMENT (THE "INVESTOR AGREEMENT") DATED AS OF OCTOBER 26, 1999 AMONG THE COMPANY AND THE STOCKHOLDERS AND PURCHASERS NAMED THEREIN. EACH HOLDER OF THIS WARRANT MUST BECOME A PARTY TO THE INVESTOR AGREEMENT AT OR PRIOR TO EXERCISE OF THIS WARRANT. IN ADDITION, THE WARRANT SHARES ARE SUBJECT TO CERTAIN PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AUGUST 12, 1996 AMONG CERTAIN STOCKHOLDERS OF THE COMPANY, WHICH PROVISIONS ARE REFERENCED IN SUCH INVESTOR AGREEMENT. HOLDERS OF WARRANTS HAVE THE BENEFIT OF CERTAIN PREEMPTIVE OR PURCHASE RIGHTS SET FORTH IN THE STOCKHOLDERS AGREEMENT AND REFERENCED HEREIN. A COPY OF SUCH STOCKHOLDERS AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY. THE FORM OF INVESTOR AGREEMENT IS ATTACHED HERETO AS EXHIBIT 2.



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                                               Right to Purchase 3,047 Shares of
                                                                    Common Stock

Date: October 28, 1999

                             ANKER COAL GROUP, INC.
                             STOCK PURCHASE WARRANT


         THIS CERTIFIES THAT, for value received, _______________ or its registered assigns, is entitled to purchase from Anker Coal Group, Inc., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, 3,047 fully paid and nonassessable shares of the Company's common stock (the "Common Stock"), at an initial exercise price of $0.01 per share (the "Exercise Price"), subject to adjustment as contained in Section 4 hereof. This Warrant Certificate is issued pursuant to the Warrant Agreement, dated as of October 26, 1999 (the "Warrant Agreement") by and between the Company and The Bank of New York, as Warrant Agent (the "Warrant Agent"). All capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Warrant Agreement. This Warrant is being sold pursuant to that certain Exchange and Purchase Agreement dated October 26, 1999 between the Company and the purchasers named therein (the "Purchase Agreement"). The number of shares of Common Stock purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrants and the other warrants of the Company issued pursuant to the terms of the Purchase Agreement. The term "Warrant Shares" means the shares of Common Stock purchasable under the Warrants.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. Mechanics of Exercise. Subject to the provisions hereof, this Warrant may be exercised as follows:

                  (a) Manner of Exercise. This Warrant may be exercised by the holder hereof (the "Holder"), in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 7(c) hereof), together with (i) a completed Exercise Agreement ("Exercise Agreement") in the form attached hereto as Exhibit 1, and
(ii) completed Accession Agreements ("Accession Agreements") in the forms attached as Exhibits A and B to the Investor Agreement (the "Investor Agreement") attached hereto as Exhibit 2 to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which this Warrant shall have been surrendered, the completed Exercise Agreement and Accession Agreements shall have been delivered, and payment shall have been made for such shares as set forth above.

                  (b) Issuance of Certificates. Subject to Section 1(c) hereof, certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding ten (10)

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business days until the Company has completed an initial public offering and thereafter not exceeding three (3) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  (c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with this Section. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company) via facsimile within three (3) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the exercising Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with this Section.

                  (d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Exercise Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

                  (e) Buy-In. If (i) the Company fails for any reason (other than Holder's failure to pay to the Company the Exercise Price, or deliver the Exercise Agreement and Accession Agreements (unless previously delivered)), to deliver during the Delivery Period shares of Common Stock to Holder upon an exercise of this Warrant and (ii) after the applicable Delivery Period with respect to such an exercise, Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by Holder of the shares of Common Stock (the "Sold Shares") which Holder was entitled to receive upon such exercise (a "Buy-in"), the Company shall pay Holder (in addition to any other remedies available to Holder) the amount by which (x) Holder's total purchase price (including brokerage commission, if any) for the shares of Common Stock so purchased exceeds the Exercise Price. Holder shall provide the Company written notification indicating any amounts payable to Holder pursuant to this subsection.

         2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date hereof and before 5:00 P.M., Eastern Time on the tenth (10th) anniversary of the date hereof (the "Exercise Period").

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

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                  (a) Shares to be Fully Paid. All Warrant Shares issued
hereunder will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all liens, claims and encumbrances. Holders of Warrant Shares shall be subject to the restrictions set forth in the Investor Agreement. Holders of Warrant Shares shall also become parties to and may exercise all the rights reflected in the Common Stock Registration Rights Agreement dated as of October 26, 1999 among the Company and the purchasers named therein (the "Common Stock Registration Rights Agreement"). Holders shall become parties to the Investor Agreement and the Common Stock Registration Rights Agreement by executing and delivering the Accession Agreements. Holders of Warrants shall also have the special rights set forth in
Section 4(g) hereof.

                  (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (c) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (d) Restrictions on Merger and Sale of Assets and Stock. Until the earlier of an initial public offering of the Company's Common Stock or October 30, 2002, the Company shall not (i) consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or a majority of its properties or assets in one or more related transactions, to another corporation, person or entity except (x) in accordance with the terms of the Indenture and (y) upon the affirmative written vote or consent of the holders of at least 85% of the outstanding Common Stock as of the Record Date; or (ii) in one transaction or in a series of related transactions, sell, transfer or otherwise dispose of more than 50% of the Company's outstanding Common Stock except upon the affirmative written vote or consent of at least 85% of the holders of the outstanding Common Stock as of the Record Date. The Company shall give at least 30 days' prior written notice to all Holders prior to the Record Date.

                  For purposes of this Warrant, "Record Date" shall mean the date fixed for a stockholder vote pursuant to the terms of the Company's certificate of incorporation and by-laws.

         4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares purchasable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

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                  (a) Adjustment of Exercise Price and Number of Shares upon
Issuance of Common Stock. Except as otherwise provided in Section 4(c) and 4(e) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price (as herein defined) on the date of issuance (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

                  E' = (E) (O + P/M) / (CSDO)


                  where:

                  E'       =        the adjusted Exercise Price
                  E        =        the then current Exercise Price;
                  M        =        the then current Market Price;
                  O        =        the  number  of shares of Common  Stock
                                    outstanding  immediately  prior to the
                                    Dilutive Issuance;
                  P                 = the aggregate consideration, calculated as
                                    set forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance;
                                    and
                  CSDO              = the total number of shares of Common Stock
                                    Deemed Outstanding (as herein defined)
                                    immediately after the Dilutive Issuance.

                  (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                           (i)      Issuance  of Rights or Options.  If the
Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future ("Employee Options"), so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below

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Market Options (assuming full exercise, conversion or exchange of Convertible
Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                           (ii)     Issuance of Convertible Securities.

                                    (A) If the Company in any manner issues or
sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options or Employee Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
(ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                                    (B) If the Company in any manner issues or
sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that (1) all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied, and (2) the Market Price on the date of issuance of such Convertible Security was 100% of the Market Price on such date (the "Assumed Variable Market Price").

                           (iii)    Change in Option  Price or  Conversion
Rate. Except for the grant or exercise of any Employee Options, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which

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any Convertible Securities are convertible into or exchangeable for Common Stock
(other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (iv)     Treatment of Expired Options and
Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (v)      Calculation  of  Consideration  Received.
If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

                  (c) Subdivision and Combination. In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (x) the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of share of Common Stock outstanding immediately after such event and (y) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

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
                  (d) Adjustment in Number of Shares. Except as provided in
Section 4(c), upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (e) Major Transactions. In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another Company or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each Holder shall be entitled, upon exercise of this Warrant, to receive the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that such Holder would have received in such transaction if it had exercised this Warrant immediately prior to consummation of such transaction (and assuming such holder had exercised any cash election rights previously granted in connection with such transaction). The above provisions of this paragraph shall similarly apply to successive transactions of the kind specified herein.

                  (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                  (g)      Other Adjustments.

                           (i)      Class A  Preferred  Stock.  In the event
that the Company's Class A Preferred Stock, $2,500 par value per share, shall be converted into Common Stock ("Class A Conversion"), this Warrant shall thereafter become exercisable for additional fully paid and nonassessable shares of Common Stock in an amount equal to the Applicable Percentage (as defined below) of the aggregate number of shares into which such Class A Preferred Stock shall be converted at an exercise price (the "Class A Special Exercise Price") equal to the implied conversion price per share of Common Stock at which the Class A Preferred Stock shall be so converted. The "Applicable Percentage" means the product of 30% multiplied by the ratio of the number of Warrant Shares purchasable hereunder immediately prior to such adjustment over the total number of Warrant Shares (including outstanding Warrant Shares) immediately prior to such adjustment. The Class A Special Exercise Price shall be payable in cash or by delivery by the Holder of the Company's 14.25% Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) ("Secured Notes"). Secured Notes delivered upon exercise of Warrants as

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
provided in this paragraph shall be applied to the Class A Special Exercise Price at the principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages thereon. This paragraph shall apply equally and to the same extent to any similar or replacement securities of the Company issued to any holder of the Company's Class A Preferred Stock in a manner which gives effect to the intent and purposes of this paragraph.

                           (ii)     Class B  Preferred  Stock.  In the event
that the Company's Class B Preferred Stock, $1,000 par value per share, shall be redeemed at a redemption price payable by the Company in shares of Common Stock, this Warrant shall thereafter become exercisable for additional fully paid and nonassessable shares of Common Stock in an amount equal to the Applicable Percentage of the aggregate number of shares for which such Class B Preferred Stock shall be redeemed at an exercise price (the "Class B Special Exercise Price") equal to the redemption price per share of Common Stock at which the Class B Preferred Stock shall be so redeemed. The Class B Special Exercise Price shall be payable in cash or by delivery by the Holder of the Company's Secured Notes. Secured Notes delivered upon exercise of Warrants as provided in this paragraph shall be applied to the Class B Special Exercise Price at the principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages thereon. This paragraph shall apply equally and to the same extent to any similar or replacement securities of the Company issued to any holder of the Company's Class B Preferred Stock in a manner which gives effect to the intent and purposes of this paragraph.

                           (iii) Funds Warrant. In the event that the Warrant
dated August 12, 1996 (the "Funds Warrant"), issued by the Company to each of American Oil & Gas Investors, Limited Partnership, AmGO II, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership and First Reserve Fund VII, Limited Partnership (collectively, the "Funds") becomes exercisable upon a Class A Conversion, this Warrant shall thereafter become exercisable for additional fully paid and nonassessable shares of Common Stock in an amount equal to the Applicable Percentage of the aggregate number of shares for which such Funds Warrant shall be exercised at an exercise price (the "Funds Special Exercise Price") of $.01 per share of Common Stock. The Funds Special Exercise Price shall be payable in cash or by delivery by the Holder of the Company's Secured Notes. Secured Notes delivered upon exercise of Warrants as provided in this paragraph shall be applied to the Funds Special Exercise Price at the principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages thereon. This paragraph shall apply equally and to the same extent to any similar or replacement securities of the Company issued to any holder of the Funds Warrant in a manner which gives effect to the intent and purposes of this paragraph.

                           (iv) Special Purchase Rights. Each Holder shall have
the same rights to purchase New Equity Securities (as defined in the Stockholders Agreement) on the same terms as any Stockholder or holder of Warrant Shares except that each Holder's and each Stockholder's Anti-Dilution Ratio shall be determined as if all Warrant Shares issuable upon exercise of Warrants were outstanding immediately prior to the delivery of each New Equity Notice and as if each Holder held the number of Warrant Shares issuable upon exercise of said Holder's Warrants and any other shares of Common Stock otherwise held by such Holder. In the event the Holder elects to purchase any portion of such Holder's Anti-Dilution Portion of the New Equity Securities, such Holder shall not be entitled to any other adjustment of the Exercise Price or of the number of Warrants held by such

Holder in connection with such issuance of New Equity Securities.

                  (h) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

                  (i) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the grant or exercise of any Employee Options, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (ii) upon the exercise of the options to purchase shares of Common Stock under the Employment Agreement dated as of May 1, 1999 between William D. Kilgore, Anker Energy Corporation and the Company as in effect on the date hereof; (iii) upon the issuance of the Common Shares (as defined in the Purchase Agreement) or Warrants in accordance with terms of the Purchase Agreement; or (iv) upon the exercise of the Warrants.

                  (j) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

                  (k)      Other Notices.  In case at any time:

                           (i) the Company shall declare any dividend upon the
Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

                           (ii) the Company shall offer for subscription pro
rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                           (iii) there shall be any capital reorganization of
the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                           (iv) there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                  (l)      Certain Definitions.

                           (i) "Common Stock Deemed Outstanding" shall mean the
number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                           (ii) "Market Price," as of any date, (i) means the
average of the Closing Bid Prices for the shares of Common Stock as reported to The Nasdaq National Market for the ten (10) trading days immediately preceding such date, or (ii) if The Nasdaq National Market is not the principal trading market for the Common Stock, the average of the last reported bid prices on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the average of the last reported sales price on each trading day for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holders of a majority in interest of the Warrants, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                           (iii) "Common Stock," for purposes of this Section 4,
includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

         5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

         6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7. Transfer, Exchange, Redemption and Replacement of Warrant.

                  (a) Restriction on Transfer. This Warrant may be transferred and exchanged as provided in Section 6 of the Warrant Agreement. If this Warrant is in global form, unless and until it is exchanged for Definitive Warrants, it may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of a successor Depository. DTC shall act as the Depository until a successor shall be appointed by the Company and the Warrant Agent. If this Warrant is a Definitive Warrant, this Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 3, at the office or agency of the Warrant Agent referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to Section 7(f) below, and the applicable provisions of the Warrant Agreement, the Purchase Agreement and the Investor Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights set forth in the Common Stock Registration Rights Agreement are assignable only in accordance with the provisions of the Common Stock Registration Rights Agreement.

                  (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 7(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

                  (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

                  (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

                  (e) Warrant Register. The Warrant Agent (as defined below), on behalf of the Company, shall maintain in accordance with the terms of the Warrant Agreement (as defined below), at its corporate trust office in New York City, New York, a register for this Warrant, in which the Warrant Agent shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                  (f) Purchaser Restrictions. The Holder agrees that, in connection with the resale of the Warrant or the Warrant Shares, (A) it will offer to sell the Warrant or the Warrant Shares only to, and will solicit offers to buy the Warrant or the Warrant Shares only from (1) QIBs who in purchasing such Warrant or the Warrant Shares will be deemed to have represented and agreed that they are purchasing the Warrant or the Warrant Shares for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) Institutional Accredited Investors (as hereinafter defined), or (3) purchasers pursuant to Regulation S and (B) it will take reasonable steps to inform persons acquiring the Warrant or the Warrant Shares from it or its affiliates that neither the Warrant nor the Warrant Shares will have been registered under the Securities Act and therefore may be resold, pledged or otherwise transferred within the time period referred to in Rule 144(k) under the Securities Act as in effect on the date of the transfer of this Warrant or the Warrant Shares, only (I)(v) inside the United States to a person who the holder reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (w) inside the United States to an Institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") that, prior to such transfer, furnished to the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Warrant or the Warrant Shares (x) in a transaction meeting the requirements of Rule 144 under the Securities Act, (y) outside the United States in an offshore transaction meeting the requirements of Rule 903 or 904 under the Securities Act or (z) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (II) to the Company or any of its Subsidiaries, (III) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and
(C) that the Holder will, and each subsequent holder is required to, notify any purchaser from it of the Warrant or the Warrant Shares of the resale restrictions set forth in (B) above. If the proposed transferee is an Institutional Accredited Investor purchasing pursuant to clause B(I)(w) above, the Holder must, prior to such transfer, furnish to the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  (g) No Transfers to Persons Engaged in Competition. The Holder agrees that it shall not transfer this Warrant to any person or entity which, to the knowledge of the Holder, is engaged in Competition with the Company. For this purpose, "Competition" shall mean engaging in any business in the states of West Virginia, Maryland, Pennsylvania, Virginia or Kentucky involving the purchase for resale, sale, operation or maintenance for resale of coal, coal reserves, coal inventories, coal mines, coal mining operations, coal processing operations, processing or disposing of ash produced from the consumption of coal; the conduct or performance of coal mining, coal loading, coal processing or contract coal mining or coal processing; the employment of independent contractors in connection with any of the foregoing; or the conduct of coal trading; or the holding of any equity investment constituting a controlling equity interest in any entity or business which at the time such transfer is proposed to be made is engaged in Competition.

                  (h) Restrictions on Sale of Stock. Each Holder agrees that, until the earlier of an initial public offering of the Company's Common Stock or October 30, 2002, it will not either singly or together with any other Holder, in one transaction or in a series of related transactions, sell, transfer or otherwise dispose of more than 50% of the Company's outstanding Common Stock except upon the affirmative written vote or consent of the holders of at least 85% of the outstanding Common Stock as of the Record Date. Such Holder or Holders shall give at least 30 days' prior written notice to all Holders prior to the Record Date.

         8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Common Stock Registration Rights Agreement.

         9. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                  If to the Company:

                           Anker Coal Group, Inc.
                           2708 Cranberry Square
                           Morgantown, West Virginia  26508
                           Telecopy:  (304) 594-1685
                           Attention:  P. Bruce Sparks, President

                  With a copy to:

                           Klett Lieber Rooney & Schorling, a Professional Corporation
                           One Oxford Centre
                           40th Floor
                           Pittsburgh, Pennsylvania  15219-6498
                           Telecopy:  (412) 392-2128
                           Attention:  Craig S. Heryford
and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

         10. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the United States Federal courts located in the State of New York and the state courts located in the City of New York in the State of New York in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         11. Warrant Agent. The Company has, pursuant to the Warrant Agreement, appointed the Warrant Agent to act as agent for the purpose of issuing Warrant Shares on the exercise of the Warrants, exchanging Warrants, and replacing Warrants, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         12. Miscellaneous.

                  (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

                  (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.



                                      ANKER COAL GROUP, INC.


                                      By:      ________________________________
                                      Name:    P. Bruce Sparks
                                      Title:   President
Countersigned:

THE BANK OF NEW YORK,
     as Warrant Agent

By:  _______________________
     Authorized Signature

                                                                       Exhibit 1

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)

         The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of common stock of Anker Coal Group, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price and/or the Special Exercise Price, as applicable, with respect to such shares in full in accordance with the conditions and provisions of said Warrant.

         (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s)) at the address (or address(es)) set forth below.

         (iii) The undersigned hereby (A) delivers an executed copy of the attached Accession Agreement, or (B) certifies under penalties of perjury that it is already a party to the Investor Agreement or has previously executed and delivered to the Company an Accession Agreement.

Date:
                                                Signature of Holder


                                                Name of Holder (Print)

                                                Address:

                                                                       Exhibit 2

                           FORM OF INVESTOR AGREEMENT

            (Holder must be a party in order to Exercise the Warrant)

                                                                       Exhibit 3

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                    Address                        No. of Shares
----------------                    -------                        -------------


, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Date:____________, _____,

In the presence of
________________________


                                     Name:______________________________________


                                     Signature:_________________________________

                                     Title of Signing Officer or
                                     Agent (if any):
                                     ___________________________________________
                                     Address:___________________________________
                                             ___________________________________

                                     Note:    The above signature  should
                                              correspond  exactly with the name
                                              on the face of the within Warrant.


                                     Signature Guarantee:_______________________